LEASE




                          --------------------------
                            781 THIRD PARTNERSHIP,
                                   Landlord



                   INTERDIGITAL COMMUNICATIONS CORPORATION,
                                    Tenant

                               TABLE OF CONTENTS




Article                                                    Page


 1. USE AND RESTRICTIONS ON USE                              6

 2. TERM                                                     7

 3. RENT                                                     8

 4. TAXES                                                    9

 5. LETTER OF CREDIT                                        10

 6. ALTERATIONS                                             11

 7. REPAIR                                                  12

 8. LIENS                                                   13

 9. ASSIGNMENT AND SUBLETTING                               14

10. INDEMNIFICATION                                         16

11. INSURANCE                                               17

12. WAIVER OF SUBROGATION                                   18

13. SERVICES AND UTILITIES                                  18

14. HOLDING OVER                                            18

15. SUBORDINATION                                           19

16. REENTRY BY LANDLORD                                     19

17. DEFAULT                                                 20

18. REMEDIES                                                21

19. TENANT'S BANKRUPTCY OR INSOLVENCY                       26

20. QUIET ENJOYMENT                                         27

21. DAMAGE BY FIRE, ETC                                     27

22. EMINENT DOMAIN                                          29

23. SALE BY LANDLORD                                        29

24. ESTOPPEL CERTIFICATES                                   30

25. SURRENDER OF PREMISES                                   30

26. NOTICES                                                 31

27. TAXES PAYABLE BY TENANT                                 31

28. DEFINED TERMS AND HEADINGS                              32

29. TENANT'S AUTHORITY                                      32

30. COMMISSIONS                                             33

31. TIME AND APPLICABLE LAW                                 33

32. SUCCESSORS AND ASSIGNS                                  33

33. ENTIRE AGREEMENT                                        33

34. EXAMINATION NOT OPTION                                  33

35. RECORDATION                                             34

36. LIMITATION OF LANDLORD'S LIABILITY                      34

37. SIGNS                                                   34

38. LANDLORD'S REPRESENTATIONS AND CONTINGENCIES            34

39. EXPANSION                                               35

40. WAIVERS                                                 35

      EXHIBIT A - PREMISES
      EXHIBIT B - INITIAL ALTERATIONS
      EXHIBIT C - LETTER OF CREDIT

                        SINGLE TENANT INDUSTRIAL LEASE

                                REFERENCE PAGE


BUILDING:                                       781 Third Avenue, King of
                                                Prussia, Pennsylvania


LANDLORD:                                       781 Third Partnership


LANDLORD'S ADDRESS                              1621 Wood Street
                                                Philadelphia PA 19103

LEASE REFERENCE DATE:                           July 14, 1995

TENANT:                                         Interdigital Communications
                                                Corporation

TENANT'S ADDRESS:
(a) As of beginning of Term:                    ___________________________
(b) Prior to beginning of Term                  2200 Renaissance Blvd.
                                                Suite 105
                                                King of Prussia PA 19406

BUILDING RENTABLE AREA:                         Approximately 50,600 sq. ft.

USE:                                            See Section 1.1

SCHEDULED COMMENCEMENT DATE:                    December 1, 1995

TERMINATION DATE:                               December 30, 2000

TERM OF LEASE:                                  Five (5) years beginning on
                                                Commencement Date and ending
                                                on the Termination Date
                                                (unless sooner terminated
                                                pursuant to the Lease)


INITIAL ANNUAL RENT (Article 3):                $375,000.00

INITIAL MONTHLY INSTALLMENT OF
ANNUAL RENT (Article 3):                        $31,250.00

ASSIGNMENT/SUBLETTING FEE:                      See Article 9

SECURITY DEPOSIT:                               See Article 5

REAL ESTATE BROKER DUE COMMISSION:                    None.

The Reference Page information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits A through C, all of which are made apart of this Lease.


LANDLORD:                                       TENANT:
781 THIRD PARTNERSHIP                           INTERDIGITAL COMMUNICATIONS
By: Wood Street Realty, Inc.                    CORPORATION

By: /s/ Kevin Flynn                             By: /s/ James W. Garrison
    -----------------------                         ---------------------------
Title: General Partner                          Title: Vice President, Chief
                                                       Financial Officer

Dated: July 14, 1995                           Dated: July 14, 1995

                                LEASE


      By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Building as set forth and described on the Reference Page (the "Premises"). The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

1.    USE AND RESTRICTIONS ON USE.

      1.1 The Premises are to be used solely for purposes permitted under the Upper Merion Township Zoning Code. Tenant shall not do or permit anything to be done in or about the Premises which will in any way be unlawful. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to Tenant's specific use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions regarding such use and occupancy for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant's sole expense. Pursuant to Section 2.1, Landlord shall construct the Premises, and shall otherwise fulfill Landlord's obligations under this Lease, in compliance with all applicable laws, ordinances and regulations in effect as of the Commencement Date. All changes thereafter required by changes in governmental laws, ordinances and regulations shall be completed by Landlord and charged to and paid by Tenant in monthly installments on an amortized basis over the useful life of the change or improvement so required (which shall be stipulated as ten (10) years) together with each month's installment of Annual Rent, and Tenant shall only be liable for the period of time Tenant's lease is in effect. Tenant shall not be liable for the cost of any repair or remediation of Hazardous Materials (as defined below) on the Premises except as set forth in Section 1.3 below. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Landlord acknowledges that the use of the Premises for the purposes permitted hereunder will not invalidate or prevent the procuring of such insurance.

      1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effector hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, and subject to Landlord's prior consent, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for the uses permitted hereunder; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment.

      1.3 Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 28) harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney's fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or by reason of the handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or Tenant's agents, employees, contractors or invitees (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.3. Landlord shall protect, defend, indemnify and hold each and all of the Tenant Entities (as defined in Article 28) harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney's fees) incurred by reason of the actual or asserted presence of Hazardous Materials on, in or under the property on which the Premises is situated ("Property") on the date hereof, or any violation of Environmental Laws arising from the condition of the Property on the date hereof, or by reason of any actual or asserted failure of Landlord to fully comply with all applicable Environmental Laws, or the presence of any Hazardous Materials resulting from any condition identified in the Phase I Environmental Site Assessment dated June 1995 and prepared by Keating Environmental Management, Inc., or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Landlord or Landlord's agents, employees, contractors or invitees (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Landlord to keep, observe, or perform any provision of this Section 1.2.

      1.4 Tenant shall have the right, at Tenant's request, to have the Premises tested for radon, lead paint, water quality, air quality, asbestos and PCBs. All such tests shall be completed within 14 days after the date hereof, and if the results of any such tests are unsatisfactory to Tenant in its reasonable judgment, Tenant shall so advise Landlord in writing prior to the expiration of such 14-day period.* Failure by Tenant to notify Landlord of the objectionable test results within the 14-day period shall constitute a waiver by Tenant of any right to terminate under this Section
1.4. Landlord shall advise Tenant in writing within ten (10) days after receipt of Tenant's notice whether Landlord intends to remediate such condition or to terminate this Lease; if Landlord fails to respond within such 10-day period, this Lease shall be deemed terminated. If Landlord terminates this Lease by notice to Tenant or by failing to respond in writing within the 10-day period, Tenant shall have the right, by written notice to Landlord within two (2) business days after receipt of Landlord's termination notice or expiration of the 10-day period without response from Landlord, as the case may be, to reinstate this Lease, and shall thereupon be responsible, at Tenant's expense, for remediating such conditions as may have been unsatisfactory to Tenant, if Tenant so chooses, Landlord having no liability to Tenant to remediate such conditions.

* In such event tenant shall have a right to terminate this lease. In the event the tenant shall exercise its right to terminate, tenant shall reimburse landlord for its reasonable architechtural and design cost after July 14, 1995.

2. TERM.

      2.1 The Term of this Lease shall begin on the date ("Commencement Date") which shall be the later of the Scheduled Commencement Date as shown on the Reference Page and the date that Landlord shall tender possession of the Premises to Tenant. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed, and shall give Tenant at least 45 days' advance notice prior to completion of the work described on Exhibit B. Tenant shall deliver a punch list of items not completed within 30 days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Landlord and Tenant shall execute a memorandum setting forth the actual Commencement Date and Termination Date. If the cost of completion of the work required to be performed by Landlord pursuant to Exhibit B is less than $960,000.00, Tenant shall receive as a credit against the first payment(s) of Annual Rent an amount equal to ninety percent (90%) of such savings, and Landlord shall be entitled to retain the other ten percent (10%). Any additional work requested by Tenant may be added to the work described on Exhibit B provided that Tenant pays directly for such additional work. All work done by Landlord hereunder shall be good and workmanlike. Tenant shall have the right to approve any changes in the plans or specifications, and Tenant's representative may monitor construction of the Leased Premises at Tenant's expense and advise Landlord of construction problems observed by such representative.

      2.2 Landlord shall use all commercially reasonable efforts to deliver possession of the premises on or before December 1, 1995. In the event of the inability of Landlord to deliver possession of the Premises on or before February 1, 1996 for reasons other than force majeure or events beyond Landlord's reasonable control, Landlord shall be liable for Tenant's actual out of pocket costs arising from such delay, to the extent that such costs exceed the Annual Rent that would have been due from Tenant during the delay period if the Premises had been delivered by the Scheduled Commencement Date. Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement

Date shall affect the other obligations of Tenant under this Lease.  If
Landlord is unable to deliver possession of the Premises by March 1, 1996 (other than as a result of strikes, shortages of materials, delays caused by Tenant as set forth below or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease. If such delay is as a result of: (a) Tenant's failure to agree to plans and specifications; (b) Tenant's request for materials, finishes or installations other than Landlord's standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant's change in any plans or specifications; or (d) performance or completion by a party employed by Tenant, the Scheduled Commencement Date shall be extended for the full amount of delay incurred as a result of any of the forgoing causes. If any delay is the result of any of the foregoing causes (a) through
(d), the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such delay.

      2.3 In the event Landlord shall permit Tenant to occupy a portion of the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease except that, until the Commencement Date, the Annual Rent shall be pro rated based on the square footage occupied by Tenant. Such early possession shall not advance the Termination Date.

      2.4 Tenant shall, provided no Event of Default has occurred hereunder at the time of notification or commencement of the option, have the option ("Option") to renew this Lease for three (3) additional five (5) year periods, subject to all of the other terms, covenants, and conditions as set forth below:

            2.4.1 If Tenant elects to exercise the Option, Tenant shall provide Landlord with written notice ("Option Notice") on or before the date one hundred eighty (180) days prior to the expiration of the then-current term of this Lease, and Tenant shall have the option to extend the term of this Lease for an additional five (5) year period (each a "Renewal Period") from the date of the expiration of the then-current term, except that the minimum monthly rental in effect at the expiration of the then-current term shall be adjusted as set forth below, commencing on the first day of the renewal term. If Tenant fails to provide the Option Notice, Tenant shall have no further additional right to extend or renew the term of this Lease.

            2.4.2 The minimum monthly rental for each Renewal Term shall be adjusted to the current market rental for that space as improved for occupancy for such date. Landlord shall advise Tenant of the fair market rate for the Leased Premises no later than thirty (30) days after receipt of Tenant's Option Notice, and Landlord and Tenant shall have thirty (30) days from the date of the Option Notice to satisfactorily determine the Renewal Term Annual Rent. If the parties are unable to agree on the Renewal Term Annual Rent within such 30-day period, Tenant and Landlord shall jointly select an MAI appraiser to determine the market rent for the Leased Premises (or if Tenant and Landlord cannot agree on an appraiser, each shall nominate an appraiser at its expense, and the two appraisers shall jointly select an appraiser to determine the market rent for the Leased Premises). The cost of the appraisal shall be shared equally by the parties. The determination of the designated appraiser shall be binding upon both parties, provided that in no event shall the Annual Rent for any Renewal Period be less than the Annual Rent due in the preceding period.

            2.4.3 The Option is not transferable except to Tenant's successors (as identified in Section 9.7), subsidiaries or affiliates without Landlord's express written consent (which shall be separate from and additional to the consent required under Section 9.1).

            2.4.4 Tenant shall have no other right to extend the term beyond the Renewal Term(s) set forth above. All other terms of the Lease shall remain in full force and effect for each Renewal Term.

3. RENT.

      3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first month's rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Landlord's address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.

      3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) a sum equal to five percent (5%) per month of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive monthly period until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to Article 18 in the event said rent or other payment is unpaid after date due. Notwithstanding the foregoing, Tenant shall have a grace period of five (5) days after fax and regular mail notice from Landlord before the late charge is due and payable, provided that such notice and grace need not be given by Landlord more than three (3) times in any Lease Year before the late charge is imposed.

4. TAXES.

      4.1 Tenant shall pay as additional rent all Taxes incurred on the Building during the Term. Taxes shall be defined as real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.

      4.2 Prior to the actual determination thereof, Landlord shall annually estimate Tenant's liability for Taxes under Section 4.1, Article 6 and Article 27 for the lease year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such lease year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.2 shall remain in effect until further written notification to Tenant pursuant hereto.

      4.3 When the above mentioned actual determination of Tenant's liability for Taxes is made in any lease year and when Tenant is so notified in writing, then:

            4.3.1 If the total additional rent Tenant actually paid pursuant to Section 4.2 is less than Tenant's liability for Taxes, then Tenant shall pay to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor such deficiency; and

            4.3.2 If the total additional rent Tenant actually paid pursuant to Section 4.2 is more than Tenant's liability for Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant.

      4.4 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Taxes for the year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

      4.5 Even though the Term has expired and Tenant has vacated the premises, when the final determination is made of Tenant's liability for Taxes for the year in which the Lease terminated, Tenant shall pay any difference due over the estimated Taxes paid; and conversely any overpayment, less any amounts due Landlord under this Lease, shall be rebated to Tenant.

      4.6 Nothing in this Section 4 is intended to limit the appeal rights set forth in Section 27.

5.    LETTER OF CREDIT.

      5.1 Notwithstanding anything set forth above, Tenant shall deliver to Landlord upon execution of this Lease, and shall maintain in effect throughout the term of this Lease, an irrevocable, unconditional letter of credit from a bank reasonably acceptable to Landlord ("Letter of Credit"), in the form attached hereto as Exhibit C. Each Letter of Credit shall have a term of at least one (1) year beginning on the date of this Lease, and shall either (i) automatically renew for the full term of the Lease, or (ii) provide that it can be drawn in full by Landlord if Landlord does not receive a substitute Letter of Credit from Tenant at least thirty (30) days prior to the expiration of the Letter of Credit, Tenant hereby agreeing to such drawing if a substitute Letter of Credit is not provided to Landlord at least 30 days before expiration. The Letter of Credit shall be in the amount of $800,000, which, provided that no Event of Default has occurred hereunder in each case, may be reduced by Tenant to $500,000 on the third (3rd) anniversary of the Commencement Date and to $200,000 on the fourth anniversary of the Commencement Date. Drawing on the Letter of Credit shall not limit Landlord's other remedies hereunder after an Event of Default but the proceeds shall be applied to Landlord's damages as set forth in Section 18. If the Letter of Credit is drawn by Landlord and Tenant shall thereafter cure the default and, with Landlord's consent, the Lease is reinstated, Tenant shall provide a new Letter of Credit meeting the requirements set forth above. Tenant may, at any time or from time to time, provide a substitute Letter of Credit from a new bank reasonably acceptable to Landlord, whereupon the old Letter of Credit shall be returned to Tenant.

      5.2 The Letter of Credit shall be held by Landlord as security for Tenant's obligations hereunder, provided that the Letter of Credit shall be drawn by Landlord subject to the following restrictions: (i) the Letter of Credit may only be drawn for monetary Events of Default involving an amount equal to at least one (1) month's Annual Rent; (ii) notwithstanding the notice and grace periods set forth in Section 17, Landlord shall give Tenant an additional ten (10) days written notice prior to drawing the Letter of Credit; and (iii) Landlord shall give ten (10) days written notice to Tenant prior to drawing the Letter of Credit based upon Tenant's failure to renew the Letter of Credit within 30 days before its expiration, as set forth above.

6.    ALTERATIONS.

      6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.

      6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made using Landlord's contractor (unless Landlord agrees otherwise, which agreement will not be unreasonably withheld) at Tenant's sole cost and expense. If, during the period Landlord is completing the work described on Exhibit B, Tenant shall employ any Contractor other than Landlord's Contractor and such other Contractor or any Subcontractor of such other Contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a reasonable charge to cover its overhead as it relates to such proposed work.

      6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord, including but not limited to, waivers of lien and surety company performance bonds as Landlord shall require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens.

      6.4 Except for any production, test, engineering and demonstration equipment installed by Tenant and any other items specifically identified and agreed to by Landlord and Tenant in writing in advance, all alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become apart of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise. Upon such election by Landlord, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to its condition on the Commencement Date and paint ready, reasonable wear and tear and damage by fire or other casualty excepted.

      6.5 Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under Article 4.

7. REPAIR.
                                    -13-

      7.1 Landlord shall maintain, and repair and/or replace all interior and exterior structural defects in, the exterior walls, the floors, the structural portions of the roof, the foundation, and the exterior water and sewer lines (regardless of whether such lines are considered structural or not) throughout the term hereof and latent defects in the Premises identified by Tenant within one (1) year following the Commencement Date, and shall warrant as free of defects in materials or workmanship all work done by Landlord as described on Exhibit B for a period of one (1) year after the Commencement Date (collectively, "Landlord Repair Items"). Landlord shall promptly complete any punch list items identified by Tenant in writing within thirty (30) days after the Commencement Date. Other than the Landlord Repair Items, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. Landlord shall assign all roof and other continuing warranties to Tenant as of the first anniversary of the Commencement Date, provided that Tenant shall reassign the roof warranty to Landlord from time to time as required in the event of defects in the structure of the roof, and Landlord shall likewise reassign the warranty to Tenant from time to time as required for other defects . It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless Landlord shall fail to complete such repairs or maintenance within thirty (30) days after written notice of the need of such repairs or maintenance is given to Landlord by Tenant, provided that such 30-day period shall be extended for a reasonable period of time if Landlord's repairs or maintenance are delayed by force majeure or if such repairs or maintenance cannot reasonably be completed within 30 days. If Landlord fails to complete the repairs or maintenance within such 30-day period (as extended by the previous sentence), Tenant may complete such repair and Landlord shall reimburse Tenant for Tenant's out of pocket costs for such repair within ten
(10) days after receipt of an invoice.

      7.2 Except for damage resulting from Landlord's negligence or willful misconduct and the Landlord Repair Items, Tenant shall at its own cost and expense keep and maintain all non-structural parts of the Premises in good condition, promptly making all necessary repairs and replacements, ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, parking lots, driveways, landscaping, rail tracks serving the Premises, plumbing work (excluding exterior water and sewer lines) and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a reasonably clean and sanitary condition. Tenant will as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass).

      7.3 Except as provided in Article 21, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Landlord shall use reasonable efforts not to interfere with Tenant's operations, and except in emergencies will give Tenant reasonable notice prior of any entry by Landlord.

      7.4 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning Systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. If Tenant fails to enter into such a service contract, Landlord may, upon notice to Tenant, enter into such a maintenance/service contract on behalf of Tenant, or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead.

8. LIENS.

      8.1 Landlord and Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by each of them, or obligations incurred by either of them. In the event that either party shall not, within ten (10) days following the imposition of any such lien through such party's act or omission, either cause the same to be released of record or provide the other party with insurance against the same issued by a major title insurance company or such other protection against the same as such other party shall accept, such other party shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by either party as a result of the defaulting party's failure to do so and all expenses incurred by it in connection therewith shall be payable to it by the other on demand.

9.    ASSIGNMENT AND SUBLETTING.

      9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least ninety (90) days but no more than one hundred eighty (180) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding the foregoing, Tenant shall not require Landlord's consent to any assignment of this Lease or sublease of the Premises or a portion thereof to any entity controlled by or under common control with Tenant, provided that the provisions of Section 9.3 shall apply to any such assignment or sublease and Tenant shall notify Landlord in advance of such assignment or sublease.

      9.2 If Landlord rejects any proposed assignment or sublease which shall comply with the requirements of Sections 9.1 and 9.3, Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's rejection.

      9.3 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

      9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease Tenant shall pay to Landlord as additional rent an amount equal to one hundred percent (100%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease (but excluding any royalties or other payments arising from the sale of Tenant's business or assets, or arising in connection with other business conducted by Tenant, other than this Lease), over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.

      9.5 Notwithstanding any other provision hereof, Tenant shall have no right to make (and, Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured; or if the proposed assignee or sublessee is an entity:
(a) with which Landlord is already in negotiation as evidenced by the issuance of a written proposal; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant;
(c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building. Tenant expressly agrees that Landlord shall have the absolute right to refuse consent to any such assignment or sublease and that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord such refusal shall be reasonable.

      9.6 Upon any request to assign or sublet, Tenant will pay to Landlord within ten (10) days after demand the reasonable out of pocket costs of Landlord, including, without limitation, reasonable attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

      9.7 A merger, consolidation, reorganization or sale of all or substantially all of the assets of Tenant shall not constitute an assignment or sublease hereunder so long as Tenant is the surviving entity or the surviving entity affirms this lease in writing and has assets comparable to Tenant's on the date hereof.

10. INDEMNIFICATION.

      10.1 Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney's fees) incurred by reason of
(a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work done by the Tenant in or about the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to Tenant's use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

      10.2 Landlord shall protect, indemnify and hold the Tenant Entities harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney's fees) incurred by reason of
(a) any damage to any property (including but not limited to property of any Tenant Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Landlord, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work done by the Landlord in or about the Premises; (c) Landlord's failure to comply with any and all governmental laws, ordinances and regulations applicable to Landlord's obligations under this Lease; or (d) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of the Landlord to be performed pursuant to this Lease (including, without limitation, the work to be done by Landlord under Section 2.1). The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.   INSURANCE.

      11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord
Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000.00 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000.00 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and,
(f) Business Interruption Insurance with limit of liability representing loss of at least approximately six months of income.

      11.2 Each of the aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord and the building management company, if any, as additional insureds; (c) be issued by an insurance company with a minimum Best's rating of "A: VII" during the Term; and (d) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

      11.3 Whenever Tenant shall undertake any alterations, additions or improvementS in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12.   WAIVER OF SUBROGATION.

      12.1 So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.   SERVICES AND UTILITIES.

      13.1 Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, including without limitation,the cost of any central station signaling system installed in the Premises together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Any such charges paid by Landlord and assessed against Tenant shall be payable to Landlord within fifteen (15) calendar days after written demand and shall be additional rent hereunder. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises unless caused by Landlord or its agents or employees (other than temporary interruptions for maintenance, repair or replacement).

14.   HOLDING OVER.

      14.1 Tenant shall pay Landlord for each day Tenant, without Landlord's prior written approval, retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be one hundred fifty percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord's election to that effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15.   SUBORDINATION.

      15.1 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Notwithstanding the foregoing, this Lease shall only be subordinated to a mortgage if the mortgagee executes a nondisturbance and attornment agreement reasonably acceptable to Tenant.

16.   REENTRY BY LANDLORD.

      16.1 Landlord reserves and shall at all reasonable times have the right with reasonable notice to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.

      16.2 Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 16. Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

      16.3 For each of the aforesaid purposes, Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as additional rent upon demand.

17. DEFAULT.

      17.1 Except as otherwise provided in Article 19, the following events shall be deemed to be Events of Default under this Lease:

            17.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of ten (10) days after written notice that such payment was not made when due, but Landlord shall not be obligated to give any such notice more than three (3) times in any rolling twelve-month period, and thereafter it shall be an Event of Default if Tenant fails to pay an amount due hereunder within ten (10) days after such payment is due.

            17.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant, provided that if such cure cannot reasonably be completed within thirty (30) days, Tenant shall have reasonable additional time to complete such cure (not to exceed 120 days in total) so long as Tenant initiates the cure within the 30-day period and pursues the cure diligently thereafter.

            17.1.3 Tenant shall fail to vacate the Premises within thirty (30) days after termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

            17.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

            17.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

18.   REMEDIES.

      18.1 Upon the occurrence of an Event of Default hereunder, Landlord may elect either of the following remedies by notice to Tenant:

            18.1.1 Acceleration of Rent. Collect a sum equal to (i) the entire Annual Rent plus all additional rent payable hereunder for the balance of the term, (ii) discounted to present value at the Wall Street Journal prime rate in effect as of the date of the acceleration, shall immediately become due and payable as if by the terms of this Lease such sum was payable in advance, and Landlord may immediately proceed to collect or bring action for such rent and other sums, as being in arrears, or may file a proof of claim in any bankruptcy or insolvency proceedings for such rent and other sums, or Landlord may institute any other proceedings to enforce payment thereof. For the purposes of this Section, the phrase "Annual Rent plus all additional rent payable hereunder for the balance of the term" shall mean the sum of the aggregate of the Annual Rent reserved for the balance of the term of this Lease and the annual average of the additional rent payable in the Lease Year immediately preceding the Event of Default, multiplied by the number of years and fraction of a year then constituting the unexpired term of this Lease. Upon receipt of all amounts due hereunder, the Lease shall be terminated. Landlord shall thereafter use commercially reasonable efforts to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; Landlord may make such alterations and repairs as Landlord deems necessary in order to relet the Premises; upon each such reletting all rentals received by Landlord from such reletting shall be applied first to the payment of any costs and expenses of such reletting, including brokerage fees, reasonable attorneys' fees and costs of such alterations and repairs, and the remainder returned to Tenant until the earlier to occur of (i) Tenant receiving back an amount equal to the amount collected by Landlord pursuant to the first sentence of this subsection, or (ii) expiration of the then-current term of this lease; or

            18.1.2 Right to Relet; Damages for Breach. Reenter the Premises and use commercially reasonable efforts to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; Landlord may make such alterations and repairs as Landlord deems necessary in order to relet the Premises; upon each such reletting all rentals received by Landlord from such reletting shall be applied, first, to the payment of any costs and expenses of such reletting, including brokerage fees, reasonable attorneys' fees and costs of such alterations and repairs; second, to the payment of any additional rent due hereunder from Tenant to Landlord; third, to the payment of Annual Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future additional rent and Annual Rent as the same may become due and payable hereunder. If such rents received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord each month upon demand. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

            18.1.3 Letter of Credit. Landlord may draw upon the entire balance of the Letter of Credit, subject to the provisions of Section 5.2, following any monetary Event of Default, and shall apply the proceeds thereof as follows: (i) if Landlord elects its remedies as set forth in Section 18.1.1, the proceeds of the Letter of Credit shall be applied against the lump sum amount due to Landlord thereunder, and the remainder, if any, shall be returned to Tenant; or
(ii) if Landlord elects its remedies as set forth in Section 18.1.2, Landlord shall hold the proceeds of the Letter of Credit in a separate interest-bearing account and shall draw on such account monthly to pay the amount due to Landlord under Section 18.1.2 for such month, and the remainder, if any, shall be returned to Tenant upon expiration of the Term of this Lease.

      18.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall, within thirty (30) days following such termination, surrender possession and vacate the Premises, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and, after such 30-day period has expired, to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

      18.3 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default.

      18.4 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk,cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.   TENANT'S BANKRUPTCY OR INSOLVENCY.

      19.1 Subject to the cure period set forth in Section 17.1.5, if at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

            19.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

                  19.1.1.1 Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's
Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

                  19.1.1.2 Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three months' Rent and other monetary charges accruing under this Lease; and (b) any sum specified in Articles; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

                  19.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

                  19.1.1.4 Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

20.   QUIET ENJOYMENT.

      20. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, except during the continuance of an Event of Default, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or third parties, subject to the terms and provisions of this Lease.

21.   DAMAGE BY FIRE, ETC.

      21.1 Landlord shall maintain all insurance policies deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation or operation of the Premises, including but not limited to, standard fire and extended coverage insurance covering the Premises in an amount not less than ninety percent (90%) of the replacement cost thereof insuring against the perils of fire and lightning and including extended coverage or, at Landlord's option, all risk coverage and, if Landlord so elects, earthquake, flood and wind coverages and Tenant shall pay, as additional rent, the cost of such policies upon demand by Landlord. Such insurance shall be for the sole benefit of Landlord and under its sole control. Tenant shall not take out separate insurance concurrent inform or contributing in the event of loss with that required to be maintained by Landlord hereunder unless Landlord is included as a loss payee thereon.
Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall promptly deliver to Landlord the policy or policies of such insurance.

      21.2 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within one hundred twenty (120) days, Landlord shall forthwith repair the same with diligence and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within thirty (30) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

      21.3 If such repairs cannot, in Landlord's reasonable estimation,be made within one hundred twenty (120) days, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after receipt of notice of Landlord's estimated time for repair, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage with diligence, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 21.2. Landlord shall restore the Premises to the same standard of quality as required to be completed under
Section 2.1.

      21.4 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Tenant.
Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

      21.5 In the event that Landlord should fail to complete such repairs and material restoration within the one hundred twenty (120) day period as extended by this Section 21.5, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen
(15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

      21.6  Notwithstanding anything to the contrary contained in this
Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 21 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term. Tenant shall likewise have the option to terminate this Lease if the Premises is destroyed during the last twelve (12) months of the Term.

      21.7 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 21, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith,at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

22.   EMINENT DOMAIN.

      22.1 If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums,other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Landlord specifically disclaims any interest in the value of leasehold improvements made by Tenant at Tenant's cost.

23.   SALE BY LANDLORD.

      23.1 In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant (effective upon the purchaser assuming Landlord's obligation hereunder in writing), and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 23, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

24.   ESTOPPEL CERTIFICATES.

      24.1 Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact (if true) that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 24 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any intentional material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord's beneficiary or agent may execute and deliver such certificate on Tenant's behalf, and that such certificate shall be fully binding on Tenant.

25.   SURRENDER OF PREMISES.

      25.1 Tenant shall, at least thirty (30) days before the last day of the Term, arrange to meet Landlord for a joint inspection of the Premises. In the event of Tenant's failure to arrange such joint inspection to be held prior to vacating the Premises, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

      25.2 At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises.

      25.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the actual amount necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

26. NOTICES.

      26.1 Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, and shall be hand delivered or sent by a reputable overnight delivery service, and shall be deemed to be given when received, if hand delivered, or the day after depositing with a reputable overnight delivery service, if to Landlord, to the address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this
Article 26, or if to Tenant at the address set forth on the Reference Page (attention: general counsel), whether or not actually accepted or received by the addressee. Notices to Landlord shall also be given to Gregory Kleiber, Esq., Fox, Rothschild, O'Brien & Frankel, 2000 Market Street, 10th Floor, Philadelphia PA 19103, and notices to Tenant shall also be given to Robert D. Lane, Jr., Esq., Pepper, Hamilton & Scheetz, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia PA 19103.

27. TAXES PAYABLE BY TENANT.

      27.1 In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture,fixtures and other personal property of Tenant located in the Premises. Tenant shall have the right to appeal any tax assessment provided that such appeal stays any enforcement action. Landlord will reasonably cooperate with Tenant in any such appeal but without incurring any expense.

28.   DEFINED TERMS AND HEADINGS.

      28.1 The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's mortgagee(s) from time to time, and the trustees, boards of directors, officers, affiliates, partners, beneficiaries, stockholders, employees and agents of each of them. Any indemnification or insurance of Tenant shall apply to and inure to the benefit of all the following "Tenant Entities", being Tenant, its subsidiaries and the trustees, boards of directors, officers, affiliates, partners, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises and Tenant's Proportionate Share shown on the Reference Page.

29. TENANT'S AUTHORITY.

      29.1 Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

30. COMMISSIONS.

      30.1 Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page. Landlord shall pay any commissions due to the brokers identified on the Reference Page.

31. TIME AND APPLICABLE LAW.

      31.1 Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

32. SUCCESSORS AND ASSIGNS.

      32.1 Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

33. ENTIRE AGREEMENT.

      33.1 This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

34. EXAMINATION NOT OPTION.

      34.1 Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Articles, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

35. RECORDATION.

      35.1 Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

36. LIMITATION OF LIABILITY.

      36.1 The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its partners or any stockholders, employees, or agents of Landlord's partners, Landlord's liability being limited to its interest in the Premises.

      36.2 In no event shall either Tenant or Landlord be responsible or liable to the other for consequential or incidental damages.

37.   SIGNS.

      37.1 Tenant may install signs on the Premises, at Tenant's sole expense, provided that such signs comply with all applicable ordinances and park covenants. All signs shall be removed by Tenant, and all damage to the Building repaired, upon the termination or expiration of this Lease.

38.   LANDLORD'S REPRESENTATIONS AND CONTINGENCIES.

      38.1  Landlord represents and warrants to Tenant as follows:

            38.1.1 Subject to Section 38.2 below, Landlord has full authority to execute this Lease and to fulfill its obligations hereunder.

            38.1.2 Landlord is not a party to any suit or action involving the Premises or Tenant's proposed use thereof.

            38.1.3 Landlord has no actual knowledge of any Hazardous Materials on, in or under the Premises except as set forth in the Phase I report prepared by Keating Environmental Management, Inc.

            38.1.4 Landlord has received no notices alleging any violations of any applicable law, ordinance or regulation by the Premises.

      38.2 Landlord's obligations hereunder are contingent upon Landlord acquiring fee simple title to the Premises and arranging financing for the improvements described in Section 2.1, and giving Tenant evidence thereof, no later than August 31, 1995. If Landlord does not complete closing for the acquisition of the Premises and financing of the improvements by August 31, 1995, either Landlord or Tenant may terminate this Lease by notice to Seller given by the close of business on September 1. If Landlord's offer to purchase the Premises is finally rejected prior to August 31, Landlord shall so advise Tenant and this Lease shall terminate thereupon.

39.   EXPANSION

      39.1 In the event that Landlord decides to expand or make additions to the Building or to erect an additional building on the Property, Landlord shall give notice of Landlord's intentions to Tenant, and Tenant shall have sixty (60) days following receipt of such notice to execute an amendment to this Lease with Landlord for the additional space on such rent as Landlord shall specify and otherwise on the same terms and conditions as set forth herein. If Tenant fails to execute such a Lease amendment, Landlord may offer the additional space to other tenants, provided that if the annual rent offered by Landlord to other tenants for such space is more than ten percent (10%) lower than the annual rent offered to Tenant, Tenant shall again have a sixty-day right to execute a Lease amendment at such lower rent. Landlord shall not expand or make additions to the Building or erect an additional building on the Property at any time during the first twelve months of the Lease term. During any construction thereafter, Landlord shall not materially interfere with Tenant's use of or access to the Premises.

      39.2 In the event that Landlord expands or makes additions to the Building or erects an additional building on the Property and leases such additional space to any other tenant, Landlord shall prepare reasonable rules and regulations for the entire Property, subject to Tenant's reasonable review and approval. Tenant and any new tenant(s) shall equitably share the cost of common area maintenance, and the parking spaces shall be allocated between Tenant and each new tenant on a pro rata square footage basis, provided that Tenant shall be exclusively allocated at least 200 parking spaces.

40.   WAIVERS

      40.1 Landlord shall from time to time upon request execute waivers of any rights to distrain or place a lien on Tenant's personal property as required by any lender advancing funds to Tenant.


LANDLORD:                                 TENANT:

781 THIRD PARTNERSHIP                           INTERDIGITAL COMMUNICATIONS
By: Wood Street Realty, Inc.                    CORPORATION

By: /s/ Kevin Flynn                             By: /s/ James W. Garrison
    ---------------------------                     ---------------------------
Title: General Partner                          Title: Vice President, Chief
                                                       Financial Officer

Dated: July 14, 1995                            Dated: July 15, 1995

                                   EXHIBIT A

               Attached to and made a part of Lease bearing the
                 Lease Reference Date of July 14, 1995 between
                     781 Third Partnership as Landlord and
               Interdigital Communications Corporation as Tenant


                                   PREMISES

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Section 16.1 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

                                   [GRAPHIC]

In the printed document, Exhibit A contains a surveyor's drawing of the leased premises which includes street names, boundaries, drainage and access easements and utility easements.

                                   EXHIBIT B

               Attached to and made a part of Lease bearing the
                 Lease Reference Date of July __ 1995 between
                     781 Third Partnership as Landlord and
               Interdigital Communications Corporation as Tenant

                              INITIAL ALTERATIONS


                                   [GRAPHIC]

In the printed document, Exhibit B contains an initial architectural design of the interior of the leased building which presents various areas of the building: Manufacturing, Engineering, Customer Support, Sales and Marketing and general administrative areas.